UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 26, 2013

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement.

On March 20, 2013 the Company entered into a Multi-Tenant Industrial Triple Net Lease with River Ridge Crossdock 700, LLC under which the Company agreed to lease a 335,535 square foot facility in Jeffersonville, Indiana for a term ending July 31, 2020, but with an exit right after five years with payment of a $399,000 exit fee.  The Company plans to use the facility for general warehousing, distribution and related general office use, kitting operations and production of color and black and white digital print products.  The total rent obligation is $9,986,000 over the seven year term, or $7,458,000 if the lease is terminated after five years.  The Company has no prior relationship with the lessor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: March 26, 2013	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary